Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Record Revenue and Net Income for the Quarter & Year Ended

December 31, 2006

Warren, MI – February 21, 2007 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the quarter and year ended December 31, 2006.

For the quarter ended December 31, 2006, operating revenues increased 11.3%, or $16.6 million, to $163.8 million from $147.2 million for the quarter ended December 31, 2005. Included in operating revenues are fuel surcharges of $15.4 million and $14.2 million for the fourth quarters of 2006 and 2005, respectively. Net income increased 13.6%, or $0.6 million, to $5.3 million, or $0.33 per share for the fourth quarter of 2006, from $4.7 million, or $0.29 per share, for the fourth quarter of 2005. Diluted earnings per share in the fourth quarter of 2006 is computed based upon weighted average diluted shares outstanding of 16,142,049 compared to 16,117,500 shares in the fourth quarter of 2005.

Universal’s truckload revenue in the fourth quarter of 2006 decreased by 1.6% to $92.5 million from $94.0 million in the corresponding period of 2005. Included in truckload revenue in the fourth quarter of 2006 is $5.6 million from our acquisitions completed in the third quarter of 2006. Brokerage revenue in the fourth quarter of 2006 increased by 20.7% to $44.3 million from $36.7 million in the corresponding period of 2005. Included in brokerage revenue in the fourth quarter of 2006 is $2.8 million from an acquisition completed in the third quarter of 2006. Intermodal revenue in the fourth quarter of 2006 increased by 63.2% to $27.0 million from $16.5 million in the corresponding period of 2005. Included in intermodal revenue in the fourth quarter of 2006 is $7.0 million from acquisitions completed in the first three quarters of 2006.

For the year ended December 31, 2006, operating revenues increased 20.8%, or $110.3 million, to $641.6 million from $531.3 million for the year ended December 31, 2005. Included in operating revenues are fuel surcharges of $60.8 million and $36.7 million for 2006 and 2005, respectively. Net income increased 22.4%, or $3.8 million, to $21.0 million, or $1.30 per share for 2006, from $17.2 million, or $1.12 per share for 2005. Diluted earnings per share in 2006 is computed based upon weighted average diluted shares outstanding of 16,159,321 compared to 15,371,780 shares in 2005.

Universal’s truckload revenue increased by 12.9% to $375.2 million in 2006 from $332.2 million in 2005. Brokerage revenue increased by 15.9% to $170.6 million in 2006 from $147.1 million in 2005. Intermodal revenue increased by 84.2% to $95.9 million in 2006 from $52.0 million in 2005.

“Universal Truckload Services had a very good year in 2006 and despite a soft freight market in the fourth quarter we managed to produce solid numbers,” states Universal’s President and CEO, Don Cochran. “Consolidated revenue for the year improved 20.8%, while net income increased by 22.4%. This performance can be credited to staying true to our business model and the hard work of our Owner Operators, Fleet Owners, Agent Associates and employees.”

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Operating revenues:
Truckload	$92,527	$93,994	$375,194	$332,178
Brokerage	44,338	36,726	170,576	147,132
Intermodal	26,964	16,521	95,857	52,029

Total operating revenues	163,829	147,241	641,627	531,339

Operating expenses:
Purchased transportation	125,615	113,469	491,840	406,367
Commissions expense	10,131	10,017	40,360	34,678
Other operating expense, net	2,090	1,508	8,642	6,596
Selling, general, and administrative	12,312	9,388	46,137	37,354
Insurance and claims	3,951	4,122	15,828	14,334
Depreciation and amortization	1,477	1,178	5,730	4,344

Total operating expenses	155,576	139,682	608,537	503,673

Income from operations	8,253	7,559	33,090	27,666
Interest income (expense), net	243	242	1,043	425

Income before income taxes	8,496	7,801	34,133	28,091
Provision for income taxes	3,210	3,147	13,124	10,924

Net income	$5,286	$4,654	$21,009	$17,167

Earnings per common share:
Basic	$0.33	$0.29	$1.30	$1.12
Diluted	$0.33	$0.29	$1.30	$1.12
Average common shares outstanding:
Basic	16,118	16,118	16,118	15,372
Diluted	16,142	16,118	16,159	15,372

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$5,008	$5,342
Marketable securities	15,330	19,456
Accounts receivable – net	82,259	72,032
Other current assets	8,971	11,109

Total current assets	111,568	107,939
Property and equipment – net	51,286	34,800
Other long-term assets – net	28,046	15,339

Total assets	$190,900	$158,078

Liabilities and shareholders’ equity
Total current liabilities	$50,105	$41,134
Total long-term liabilities	6,342	3,772

Total liabilities	56,447	44,906
Total shareholders’ equity	134,453	113,172

Total liabilities and shareholders’ equity	$190,900	$158,078

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Average number of tractors provided by owner-operators
Truckload	2,975	2,424	2,723	2,375
Intermodal	830	516	694	379

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.40	$2.63	$2.49	$2.32
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.09	$2.29	$2.16	$2.10
Average operating revenues per load (1)	$968	$1,017	$968	$908
Average operating revenues per load, excluding fuel surcharges (1)	$842	$886	$841	$821
Average length of haul (1)(2)	404	387	389	392
Number of loads (1)	95,593	92,394	387,627	365,441

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.03	$2.15	$2.07	$1.94
Average operating revenues per load (1)	$1,277	$1,333	$1,267	$1,206
Average length of haul (1)(2)	628	619	613	622
Number of loads (1)	27,320	20,544	104,678	88,235

Intermodal Revenues:
Drayage (in thousands)	$24,873	$15,188	$87,731	$46,695
Depot (in thousands)	$2,091	$1,333	$8,126	$5,334

Total (in thousands)	$26,964	$16,521	$95,857	$52,029

Average operating revenues per loaded mile	$4.04	$4.41	$4.16	$4.17
Average operating revenues per loaded mile, excluding fuel surcharges	$3.50	$3.81	$3.61	$3.76
Average operating revenues per load	$286	$284	$276	$274
Average operating revenues per load, excluding fuel surcharges	$248	$246	$239	$247
Number of loads	86,858	53,458	318,339	170,382

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.